UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 7, 2002

Commission File Number: 333-54003-06	Commission File Number: 000-25206
LIN HOLDINGS CORP.	LIN Television Corporation

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware

(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

75-2733097	13-3581627

(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Four Richmond Square, Suite 400
Providence, Rhode Island 02906	(401) 454-2880

(Address of principal executive offices, including Zip Code)	(Registrant's telephone number, including area code)

Item 5. Other Events

On January 7, 2002, LIN Television Corporation (the "Company") issued a press release announcing, among other things, that the Company has entered into a management services agreement with STC Broadcasting, Inc. ("Sunrise") under which the Company will assume the management of certain of Sunrise’s television stations. A copy of the the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  Exhibits.
Exhibit Number	Description

99.1	Press Release, dated as of January 7, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN Holdings Corp.	LIN Television Corporation

(Registrant)	(Registrant)

Dated: January 7, 2002	By: /s/ Peter E. Maloney

Peter E. Maloney
Vice President of Finance
(Principal Financing and Accounting officer)